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                                                                     EXHIBIT 4.3

                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


                  AGREEMENT, dated as of_________ ____, 1999, by and between THE PATHWAYS GROUP, INC., a Delaware corporation, with its principal office at14201N.E. 200th Street, Woodinville,Washington, United States 98072 (the "Company"), the purchaser whose name and address are listed on the signature page hereof (the "Purchaser") and Salans Hertzfeld Heilbronn Christy & Viener, acting as escrow agent (the "Escrow Agent")

                              W I T N E S S E T H:

                  WHEREAS, the Company is offering up to 4,000,000 shares (the "Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"); and

                  WHEREAS, in reliance upon the respective representations and warranties of the Company and the Purchaser, and the terms and conditions hereinafter set forth, the Purchaser desires to acquire the number of Shares set forth on the signature page hereof at a purchase price per Share in United States Dollars specified on the signature page hereof (the "Purchase Price");

                  NOW, THEREFORE, in consideration of the premises and the respective covenants hereinafter set forth, the Company, the Purchaser and the Escrow Agent hereby agree as follows:

                  1. SUBSCRIPTION.

                  1.1. The Purchaser hereby tenders this Subscription Agreement and subscribes for the purchase of the number of Shares set forth on the signature page hereof. Such sale and purchase shall take place upon payment of the Purchase Price for the Shares, as set forth on the signature page of this Agreement, by electronic transfer of funds to Escrow Agent as follows:

                  Salans Hertzfeld Heilbronn Christy & Viener, as Escrow Agent Account No. 967-2-14564
                  The Chase Manhattan Bank
                  270 Park Avenue
                  New York, New York 10017
                  ABA # 021000021
                  Ref: Pathways Group Escrow

                  1.2. At the closing, the Escrow Agent shall instruct the Company to deliver the Shares to the Purchaser against payment therefor. Upon delivery of the Shares, the Purchase Price shall be wire transferred by the Escrow Agent to a bank account or bank accounts specified by the Company.


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                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to Purchaser that:

                  2.1. The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware.

                  2.2. The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to sell the Shares to the Purchaser.

                  2.3. The Company knows of no fact or circumstance with respect to the Company, which might materially adversely affect the Company's operations, properties, assets, prospects, or condition, financial or otherwise, which has not been disclosed in the Company's periodic reports on file with the Securities and Exchange Commission.

                  2.4. The Company's common stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is traded over-the-counter and quoted on the NASDAQ SmallCap Market.

                  2.5. The Company is, to the best of its knowledge and belief, in compliance in all material respects with all applicable material laws and regulations of Federal, State and local government agencies having jurisdiction over it.

                  2.6. The Shares will be duly authorized, validly issued, fully paid and non-assessable, and the delivery to Purchaser of the Shares, against payment therefor, pursuant to the provisions of this Agreement, will be sufficient to convey to the Purchaser valid title in the Shares, free and clear of all liens, encumbrances, restrictions, claims and commitments of every kind, except for those restrictions set forth in the Securities Act of 1933, as amended (the "Act") and the regulations thereunder, including, without limitation, the restrictions set forth in Regulation S.

                  2.7. Neither the execution or delivery of this Agreement or the Shares or the performance by the Company of the transactions contemplated herein and therein violate any provision of law applicable to the Company or conflict with or result in a breach or termination of any provision of, or constitute at default, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to or under any corporate charter, by-laws, mortgage, deed of trust, indenture or other material agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the company is a party or by which any of the assets of the company may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors' rights.

                  2.8. (i) The Company is a reporting issuer as defined by Rule 902 of Regulation S. The Company is in full compliance, to the extent applicable, with all reporting obligations under Sections 12(g) and 13 of the Exchange Act.


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                 (ii) The Company has not offered the Shares to any person in the United States, any identifiable group of U.S. citizens abroad or to any U.
S. Person (as defined in Regulation S). Based upon the representations of the Purchaser contained herein, at the time the buy orders for the Shares in the offering in connection with which this Subscription Agreement is being delivered were originated, the Company and/or its agents reasonably believed that all purchasers thereof were outside of the United States and were not U.S. Persons. The Company has no reason to believe that the purchase of the Shares pursuant to the offering in connection with this Subscription Agreement has been prearranged with a purchaser in the United States.

                (iii) The Company and/or its agent believe that the transaction has not been prearranged with an investor in the United States.

                 (iv) In regard to this transaction, the Company has not, nor to its knowledge has any affiliate or person acting on behalf of itself or the Company, conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has the Company conducted any general solicitation relating to the offer and sale of the Shares to persons resident within the United States or elsewhere.

                  (v) The issuance of the Shares by the Company pursuant hereto is not a transaction (or any element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

                  3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  The Purchaser hereby represents and warrants to the Company that:

                  3.1. It understands and acknowledges that the Shares acquired pursuant to this Agreement have not been registered under the Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the Act; and that the Shares have not been registered with any state securities commission or authority. The Purchaser further understands that pursuant to the requirements of Regulation S, the Shares (acquired herein may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Act, or pursuant to an available exemption under the Act and applicable state securities laws.

                  3.2. (i) It is not a U.S. person and is not acquiring the Shares for the account of any U.S. person, (ii) if a corporation, it is not organized or incorporated under the laws of the United States; (iii) if a corporation, no director or executive officer is a national or citizen of the United States; and (iv) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

                  3.3. It was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.


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                  3.4. It acknowledges that it has, either alone and/or through its agents, been afforded access to all material information concerning the Company and has received responses to all questions specifically posed to the Company relevant to the Purchaser's decision to acquire the Shares. Without limiting the foregoing, it has alone and/or through its agents, had adequate opportunity to ask questions of and receive answers from, responsible officers and/or directors of the Company and to conduct any other investigation it deems necessary and appropriate concerning acquisition of the Shares. Except as set forth herein, the Company has made no representations or warranties to the Purchaser which have induced, persuaded or stimulated it to subscribe for and acquire the Shares hereunder.

                  3.5. It has received copies of the following documents (the "Disclosure Documents"): the Offering Memorandum, as amended, with respect to the Shares; the Company's Form 10-KSB Annual Report for the fiscal year ended December 31, 1998 as filed with the Commission, and the Company's Form 10-QSB Quarterly Report for the fiscal quarter ended September 30, 1999.

                  3.6. It acknowledges that the Company is relying upon the representations made herein in selling the Shares hereunder without registration and in reliance upon Regulation S promulgated under the Act. It is familiar with Regulation S and has consulted with legal counsel familiar with Regulation S in connection with this transaction.

                  3.7. If a corporation, all corporate action on its part, necessary for the authorization, execution, delivery and performance of the Purchaser's obligations under this Agreement has been or shall be taken prior to the closing of this transaction, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Purchaser.

                  3.8. It is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person (as defined in Regulation S) and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. It understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Act and applicable state securities laws.

                  3.9. The Purchaser agrees to dispose of or encumber its Shares only if (i) the Shares are duly registered under the Act and all applicable state securities laws, or (ii) an exemption from registration under the Act, including any exemption from the registration requirements of the Act which may be available pursuant to Regulation S, and all applicable state securities laws, is available.

                  3.10. The offer leading to the sale evidenced hereby was made in an "offshore transaction", for purposes of Regulation S. The Purchaser understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States; and either (A)


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at the time the buy order is originated, the purchaser is outside the United
States, or the seller or any person acting on his behalf reasonably believe that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States; or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

                  3.11. Neither the Purchaser nor any affiliate of the Purchaser or any person acting on its behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

                  3.12. It understands that the Company is the seller of the securities which are the subject of this agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. In this regard, the Purchaser shall not, during the 40-day period set forth under Rule 903(c)(2), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the stock or interest therein, other than to a non-U.S. Person.

                  3.13. Except as set forth herein and in the Disclosure Documents, no representations or warranties have been made to the Purchaser by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them,, and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in the Disclosure Documents, and the results of its own independent investigation.

                  3.14. If the Purchaser is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that it is authorized to so sign and that the entity is authorized by the governing documents of the entity as the case may be, to make this investment.

                  3.15. It consents to the Company's placing an appropriate stop transfer order against the certificates representing the Shares and acknowledges that such certificates will bear a legend in substantially the following form:

                  THE SHARES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL ONE YEAR AFTER THE LATER OF THE COMMENCEMENT


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                  OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN
                  EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144, IF AVAILABLE) UNDER THE SECURITIES
                  ACT OF 1933 OR PURSUANT TO REGISTRATION OF THE SHARES OR AN EXEMPTION FROM REGISTRATION. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO
                  THEM BY REGULATION S. THE SALE OR OTHER DISPOSITION OF THE SHARES IS RESTRICTED AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  4. APPOINTMENT OF ESCROW AGENT.

                  4.1. The Company and the Purchaser hereby appoint the Escrow Agent and the Escrow Agent hereby accepts its appointment as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

                  4.2. The Company shall cause to be delivered to the Escrow Agent certificates for the Shares, with the appropriate Regulation S legends thereon, in the name of the Purchaser, Escrow Agent shall hold the Shares until it receives, by wire transfer as hereinbefore set forth, the Purchase Price. Upon receipt of the Purchase Price, the Escrow Agent shall disburse the Purchase Price in accordance with instructions it receives from the Company. The Escrow Agent shall simultaneously therewith, deliver the Shares to the Purchaser, pursuant to its instructions.

                  4.3. It is understood and agreed by the parties to this Agreement as follows:

                  (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                  (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                  (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.


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                  (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and signed by the Company and the Purchaser.

                  (e) The Company and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or as to its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

                  (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company and Purchaser. The Escrow Agent shall not be required to institute legal proceedings of any kind.

                  (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

                  (h) The Escrow Agent may refrain from taking any action other than keeping all property held by it in escrow if it is uncertain concerning its duties or rights under this Escrow Agreement or receives claims or demands from any person or entity or receives a final judgment by a court of competent jurisdiction if it deems that necessary or advisable.

                  5. INDEMNIFICATION.

                  The Purchaser and the Company agree to indemnify the other and their corporate officers, directors and agents (collectively, the "Indemnitees") and to hold the Indemnitees harmless from and against any and all losses, damages, liabilities, costs and expenses that they or any of them may sustain or incur in connection with the breach by the Purchaser or the Company (as the case may be) of any representation, warranty, covenant or acknowledgment made by the Purchaser or the Company; (as the case may be) herein.


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                  6. MISCELLANEOUS.

                  6.1. Except as specifically referred herein, this agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied is intended to conf er upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  6.2. Any notice under the provisions of this Agreement shall be given in writing and delivered by hand, overnight courier or messenger service, against signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is confirmed or if transmission is confirmed by mail as provided in this paragraph 6.2, to the Purchaser at its address set forth above and/or its facsimile number set forth on the signature page hereof or to the company at its address set forth above and/or its facsimile number set forth on the signature page hereof, or to the Escrow Agent at its address set forth above and/or its facsimile number set forth on the signature page hereof. Any party may by like notice, change the address to which notice should be given.

                  6.3. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

                  6.4. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.5. The warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder.

                  6.6. Except as herein provided, any provision of this Agreement may be amended or waived only by a written instrument signed by the parties hereto.

                  6.7. Unless the context requires otherwise, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

                  6.8. This Agreement may be executed in counterparts and by facsimile and each of such counterparts shall constitute an original, and all of which together shall constitute one and the same document.


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                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.

Number of Shares subscribed: __________

Purchase Price of Shares Purchased, U.S. $________

Country in which this Agreement is executed by Purchaser:___________________


                                           _________________________________
                                           (Purchaser)

                                           By:______________________________

                                           Address:

                                           _________________________________

                                           _________________________________

                                           _________________________________

                                           Facsimile No:____________________

                                           E-mail:__________________________


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                                           THE PATHWAYS GROUP, INC.

                                           By:______________________________
                                                         President

                                           14201 N.E. 200th Street
                                           Woodinville, Washington 98072
                                           United States
                                           Facsimile: (425) 485-1986

                                           SALANS HERTZFELD HEILBRONN CHRISTY
                                           & VIENER, AS ESCROW AGENT:

                                           By_______________________________

                                           Address:

                                           620 Fifth Avenue
                                           New York, New York 11005
                                           Attention: S. R. Berger
                                           Facsimile No: (212) 632-5555


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